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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                     NAME                                   STATE OF INCORPORATION
        ------------------------------------------------------------------------------------------
        Aequitron Medical International, Inc..........................      Minnesota
        Crow River Industries, Incorporated...........................      Minnesota
        Life Products, Inc............................................      Colorado
        Mobility Products and Design of Minnetonka, Inc.(1)...........      Minnesota

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(1) Mobility Products and Design of Minnetonka, Inc. is a subsidiary of Crow
     River Industries, Incorporated.